Exhibit 10.1

EXECUTION COPY

THIRD AMENDMENT
TO EMPLOYMENT AGREEMENT

This Third Amendment (the “Amendment”) to the Employment Agreement, dated effective as of March 1, 2007 (as previously amended, the “Agreement”), by and between HCC Insurance Holdings, Inc., a Delaware corporation (“HCC”), and Craig J. Kelbel (“Executive”) is made and entered into as of December 17, 2014.  HCC and Executive are sometimes collectively referred to herein as the “Parties” and individually as a “Party”. All capitalized terms, not otherwise defined herein, shall have the meaning ascribed to such term in the Agreement.

RECITALS

WHEREAS, the Parties set forth the terms and conditions of Executive’s employment with HCC in the Agreement; and

WHEREAS, the Parties now desire to amend the Agreement to modify the amount of the Consulting Fees due to Executive thereunder following his retirement from the Company.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, HCC and Executive hereby agree as follows:

AGREEMENT

1.                                      Effective as of the date hereof, the first sentence of Section 6(b) of the Agreement shall be deleted in its entirety and replaced with the following:

The Company shall pay Executive (i) $300,000 per year for the first year during the Consulting Period and (ii) $75,000 per year for each subsequent year during the Consulting Period, payable no less frequently than monthly in advance beginning on the first day of the month immediately following the Termination Date (in each case, the “Consulting Fees”).

2.                                      The provisions of Section 1 of this Amendment are hereby incorporated into and made part of the Agreement as if fully set forth therein.

3.                                      Except as expressly provided herein, all other terms and conditions of the Agreement shall remain unchanged, and as expressly amended hereby, the Agreement is ratified and confirmed in all respects and shall remain in full force and effect.

4.                                      This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date set forth below.

EXECUTIVE:		HCC:

HCC Insurance Holdings, Inc.

/s/ Craig J. Kelbel		By:	/s/ Christopher J.B. Williams
Craig J. Kelbel			Christopher J.B. Williams
Chief Executive Officer
Date:	December 17, 2014	Date:	December 17, 2014

Signature Page — Third Amendment to Employment Agreement